                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MGM GRAND, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                               PRELIMINARY COPY
                                MGM GRAND, INC.
              3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109
                               ----------------
                    NOTICE OF ANNUAL MEETING TO BE HELD ON
                                August 1, 2000
                               ----------------
To the Stockholders:

  The Annual Meeting of Stockholders of MGM Grand, Inc., a Delaware corporation (the "Company"), will be held at MGM Grand Hotel, 3799 Las Vegas Blvd. South, Las Vegas, Nevada, on August 1, 2000, at 10:00 a.m., for the following purposes:

    1. To elect a Board of Directors.

    2. To consider and act upon an amendment to the Company's Certificate of Incorporation changing the Company's name to MGM MIRAGE.

    3. To consider and act upon an amendment to the Company's Annual Performance Based Incentive Plan for Executive Officers.

    4. To consider and act upon an amendment to the Company's Stock Option
       Plans.

    5. To consider and act upon the ratification of the selection of independent auditors.

    6. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record at the close of business on June 23, 2000 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices, located at 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date.

                      By Order of the Board of Directors,

    /s/ James J. Murren                   /s/ Scott Langsner

    James J. Murren                       Scott Langsner
    President and Chief Financial         Senior Vice President and
     Officer                               Secretary/Treasurer

July 7, 2000

                PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
Use the enclosed envelope, which requires no postage for mailing in the United
                                    States.

----------------------------------------------------
                                                   |
                 MGM GRAND, INC.                   |
       STOCKHOLDER MEETING ADMISSION TICKET        |
       ====================================        |  NOTE: PLEASE CLIP AND
      TIME:       10:00 A.M.                       |  BRING THE STOCKHOLDER
      DATE:       August 1, 2000                   |  MEETING ADMISSION
      LOCATION:   MGM GRAND HOTEL & CASINO         |  TICKET. NO ADMISSION
                  Grand Theatre                    |  WILL BE ALLOWED WITHOUT
                  3799 Las Vegas Blvd. South       |  THIS TICKET.
                  Las Vegas, NV 89109              |
 STOCKHOLDER NAME:______________________________   |
 [_] WITH SPOUSE              [_] WITHOUT SPOUSE   |
 STOCKHOLDER ADDRESS:___________________________   |
                                                   |
                     ___________________________   |
 (PLEASE PRINT)                                    |

                                                               PRELIMINARY COPY

                                MGM GRAND, INC.
                          3600 Las Vegas Blvd. South
                            Las Vegas, Nevada 89109

                               ----------------

                                PROXY STATEMENT
                                 July 7, 2000

                               ----------------

  The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company, and this solicitation is made on behalf of the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy. All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposals 2, 3 and 4 as described herein.

  Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about July 7, 2000.

  The authorized capital stock of the Company presently consists of 300,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"). At the close of business on June 23, 2000, the record date for
determining stockholders entitled to vote at the meeting,      shares of
Common Stock were outstanding and entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the meeting.

  The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a majority of the outstanding shares of the Common Stock will be required for Proposal 2. For each other item to be acted upon at the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal.

  In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. A broker non-vote will have the same effect as a vote against Proposal 2 but will not be counted in determining the number of shares necessary for approval of other proposals. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum. The matters to be brought before the meeting are not considered to substantially affect the rights or privileges of the Common Stock.

  Shown below is certain information as of June 23, 2000 with respect to beneficial ownership as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of shares of Common Stock by the only person or entities known to the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, by the Named Executives, as defined under Item 11. Executive Compensation and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

                                            Amount            Percent
                                         Beneficially           of
   Name and Address(1)                     Owned(2)            Class
   -------------------                   ------------         -------
   Kirk Kerkorian                         95,010,244(3)            %
   150 S. Rodeo Drive, Ste. 250
   Beverly Hills, CA 90212

   Alex Yemenidjian                          712,784(4)            *
   3500 Broadway Street
   Santa Monica, CA 90404

   J. Terrence Lanni                         674,422(4)            *
   John T. Redmond                            46,162(4)            *

   Daniel M. Wade                            131,600(4)            *

   James J. Murren                           198,000(4)            *

   Scott Langsner                             27,816(4)            *

   James H. Fox                                                    *

   All directors and executive officers
    as a group (   persons)               96,977,858(3)(4)(5)      %

--------
*   Less than one percent (1%)

(1) Unless otherwise indicated, the address for the persons listed is 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109.

(2) The quantity of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split. Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3) Of these shares, 91,221,432 are held by Tracinda Corporation ("Tracinda"), a Nevada corporation wholly owned by Mr. Kerkorian.

(4) Included in these amounts are 638,108 shares, 44,162 shares, 129,000 shares, 190,000 shares and 23,800 shares subject to stock options exercisable on or prior to August 22, 2000 held by Messrs. Yemenidjian, Lanni, Redmond, Wade, Murren and Langsner, respectively.

(5) Also included are     shares subject to stock options exercisable on or
    prior to August 22, 2000, of which six non-employee directors hold 7,200 shares each (see "Election of Directors"), one non-employee director holds 3,200 shares, and one non-employee director holds 1,200 shares.

  As indicated above, Mr. Kerkorian beneficially owns over 50% of the currently outstanding shares of Common Stock. Mr. Kerkorian intends to vote his shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Mr. Kerkorian's shares represent more than 50% of the shares to be voted at the meeting, Mr. Kerkorian will be able to elect the entire Board of Directors. Mr. Kerkorian also intends to vote his shares in favor of Proposals 2, 3, 4 and 5, and Mr. Kerkorian's vote will be sufficient to cause adoption of these Proposals.

Recent Developments

  On May 31, 2000, the Company completed its acquisition of Mirage Resorts, Incorporated ("Mirage Resorts"). The Company's acquisition of Mirage was effected by merging a subsidiary of the Company into Mirage Resorts (the "Merger"), with Mirage Resorts continuing as the surviving corporation. As consideration for the Merger, the Company paid Mirage Resorts' stockholders $21.00 in cash for each share of Mirage Resorts common stock outstanding on completion of the Merger. In addition, each outstanding option to purchase Mirage Resorts common stock became the right to receive the difference between $21.00 per share and the per share exercise price of such option. The total consideration paid to Mirage Resorts stockholders and option holders was approximately $4.4 billion.

  Effective February 2000, J. Terrence Lanni rejoined the Company in a full-time executive capacity as Chairman of the Board. In addition, effective on June 1, 2000, the Company appointed Robert H. Baldwin as President and Chief Executive Officer of Mirage Resorts, with responsibility for Bellagio, The Mirage, Treasure Island, the Boardwalk Hotel and Casino, The Golden Nugget, The Golden Nugget in Laughlin and Beau Rivage in Biloxi, Mississippi, and Gary
N. Jacobs as Executive Vice President-General Counsel of the Company. Both Mr. Baldwin and Mr. Jacobs were elected to the Company's Board of Directors, and Mr. Baldwin was elected to the Executive Committee of the Board of Directors. In addition, four former members of the Mirage Resorts Board of Directors were elected to the Company's Board of Directors and are included, together with Messrs. Baldwin and Jacobs, among the nominees named under "Election of Directors."

                             ELECTION OF DIRECTORS

                                Proposal No. 1

Information Concerning the Nominees

  One of the purposes of the meeting is to elect 20 Directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor shall have been elected and qualified or until his or her earlier resignation or removal.

  The following table sets forth for each nominee for Director his name, principal occupation for at least the past five years, beneficial ownership of Company Common Stock, age as of June 23, 2000 and certain other matters. In the event any of said nominees should be unavailable to serve as Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.


                                                                   Shares of
                                                         First    Common Stock
                            Principal Occupation and     Became   Beneficially
         Name (age)            Other Directorships     a Director   Owned(1)
 -------------------------- ------------------------   ---------- ------------
 James D. Aljian (67)       Executive of Tracinda         1988       28,000(2)(3)
                            since October 1987.
                            Director of Chrysler
                            Corporation ("Chrysler")
                            from February 1996 to
                            November 1998, and
                            Member of Shareholder's
                            Committee of
                            DaimlerChrysler
                            Corporation since
                            November 1998. Director
                            of Metro-Goldwyn-Mayer
                            Inc. ("MGM Inc."), since
                            October 1996, of which
                            Tracinda has an
                            approximate 86.8%
                            ownership interest.

 Robert H. Baldwin (49)     President and Chief           2000
                            Executive Officer of
                            Mirage Resorts since
                            June 1, 2000.
                            Mr. Baldwin was
                            appointed Chief
                            Financial Officer and
                            Treasurer of Mirage
                            Resorts on an interim
                            basis in September 1999.
                            He has also been
                            President and Chief
                            Executive Officer of our
                            Bellagio subsidiary
                            since June 1996. Prior
                            to that, he was
                            President and Chief
                            Executive Officer of our
                            Mirage subsidiary from
                            August 1987 to April
                            1997.

 Fred Benninger (83)        Vice Chairman of the          1986       21,200(2)(3)
                            Board of the Company
                            from April 1995 to March
                            1998. Chairman of the
                            Board of the Company
                            from August 1987 to
                            April 1995. President of
                            the Company from August
                            1987 to March 1990, and
                            Chief Executive Officer
                            of the Company from
                            August 1987 to January
                            1991.

 Terry Christensen (59)     Partner, Christensen,         1987       11,200(2)(3)
                            Miller, Fink, Jacobs,
                            Glaser, Weil & Shapiro,
                            LLP, attorneys,
                            Los Angeles, California,
                            since May 1988. Director
                            of GIANT GROUP, LTD. and
                            Checkers Drive-In
                            Restaurants, Inc.

                                                                   Shares of
                                                         First    Common Stock
                            Principal Occupation and     Became   Beneficially
         Name (age)            Other Directorships     a Director   Owned(1)
 -------------------------- ------------------------   ---------- ------------
 Glenn A. Cramer (78)       Director of Transamerica      1992         17,266(2)(3)
                            Corporation from 1968 to
                            April 1994, and Chairman
                            of the Executive
                            Committee of
                            Transamerica Airlines
                            from 1983 to April 1994.

 Willie D. Davis (65)       President and Director        1989          8,200(2)(3)
                            of All-Pro Broadcasting,
                            Inc., an AM and FM radio
                            broadcasting company,
                            for more than the past
                            five years. Director of
                            MGM Inc., Sara Lee
                            Corporation, K-Mart
                            Corporation, Johnson
                            Controls, Inc., Alliance
                            Bank, WICOR, Inc., Dow
                            Chemical Company,
                            Checkers Drive-In
                            Restaurants, Inc.,
                            Strong Fund and Bassett
                            Furniture Industries,
                            Incorporated.

 Alexander M. Haig, Jr.     Chairman of Worldwide         1990          7,600(2)(3)
  (75)                      Associates, Inc., an
                            international business
                            advisory firm. Director
                            of MGM Inc., America
                            Online, Inc.,
                            Interneuron
                            Pharmaceuticals, Inc.
                            and Preferred Employers
                            Holdings, Inc.
                            Consultant to the
                            Company since May 1990.

 Gary Jacobs (55)           Executive Vice                2000
                            President--General
                            Counsel of the Company
                            since June 2000. Prior
                            thereto, partner,
                            Christensen, Miller,
                            Fink, Jacobs, Glaser,
                            Weil & Shapiro, LLP.
                            Mr. Jacobs is Of Counsel
                            to that firm and is a
                            Director of The
                            InterGroup Corporation.

 Kirk Kerkorian (82)        Chief Executive Officer,      1987     95,010,244(4)
                            President and sole
                            director and stockholder
                            of Tracinda. Director of
                            MGM Inc. since October
                            1996.

 J. Terrence Lanni (57)     Chairman of the Company       1995        674,422(2)(3)
                            since July 1995.
                            Chairman of the
                            Executive Committee
                            since June 1995. Chief
                            Executive Officer of the
                            Company from June 1995
                            to December 1999.
                            President of the Company
                            from June 1995 to July
                            1995. President and
                            Chief Operating Officer
                            of Caesars World, Inc.
                            from April 1981 to
                            February 1995, and a
                            Director from January
                            1982 to February 1991.
                            Director of Santa Anita,
                            Inc. and MI
                            Entertainment, Inc.

                                                                   Shares of
                                                         First    Common Stock
                            Principal Occupation and     Became   Beneficially
         Name (age)            Other Directorships     a Director   Owned(1)
 -------------------------- ------------------------   ---------- ------------
 George J. Mason (69)       Mr. Mason is a Senior         2000
                            Managing Director of
                            Bear Stearns & Co.,
                            Incorporated,
                            Los Angeles, California,
                            an investment banking
                            and brokerage firm, and
                            has been employed by
                            that firm since 1973. He
                            was a member of the
                            Board of Directors of
                            Mirage Resorts since
                            1973, as well as a
                            member of the Mirage
                            Resorts Audit, Stock
                            Option and Bonus
                            committees.

 James J. Murren (38)       President and Chief           1998      198,000(2)
                            Financial Officer of the
                            Company since December
                            1999. Chief Financial
                            Officer of the Company
                            since January 1998.
                            Executive Vice President
                            of the Company from
                            January 1998 to December
                            1999. Prior thereto,
                            Managing Director and
                            Co-Director of research
                            for Deutsche Morgan
                            Grenfell ("DMG"), having
                            served DMG in various
                            other capacities since
                            1984.

 Ronald M. Popeil (64)      Mr. Popeil has been the       2000
                            President of RONCO,
                            Incorporated, the
                            principal business of
                            which is inventing,
                            marketing and producing
                            consumer products, since
                            he co-founded that
                            company in May 1984. He
                            is recognized as a
                            pioneer in the field of
                            direct response
                            television marketing. He
                            was a member of the
                            Board of Directors of
                            Mirage Resorts since
                            1979, as well as a
                            member of the Audit,
                            Stock Option and Bonus
                            committees.

 John T. Redmond (41)       Co-Chief Executive            1999       46,162(2)(3)
                            Officer of the Company
                            since December 1999.
                            President and Chief
                            Operating Officer of
                            Primadonna Resorts from
                            March 1999 to December
                            1999. Senior Vice
                            President of MGM Grand
                            Development, Inc. from
                            August 1996 to September
                            1998. Director of MGM
                            Grand Detroit, LLC.
                            since July 1997, Vice-
                            Chairman from April 1998
                            to February 2000, and
                            Chairman since February
                            2000. Prior thereto,
                            Senior Vice President
                            and Chief Financial
                            Officer of Caesars
                            Palace and Desert Inn,
                            having served in various
                            senior operational and
                            development positions
                            with Caesars World, Inc.

 Walter M. Sharp (83)       President of Walter M.        1986       66,164(2)(3)
                            Sharp Company (financial
                            consultants) for more
                            than the past five years
                            and a consultant to
                            Tracinda through April
                            1997.

                                                                   Shares of
                                                         First    Common Stock
                            Principal Occupation and     Became   Beneficially
         Name (age)            Other Directorships     a Director   Owned(1)
 -------------------------- ------------------------   ---------- ------------
 Daniel M. Wade (47)        Co-Chief Executive            1999      131,600(2)(3)
                            Officer of the Company
                            since December 1999.
                            Member of the Executive
                            Committee of the Company
                            since May 1999. Chief
                            Operating Officer of the
                            Company from April 1999
                            to December 1999, and
                            Executive Vice President
                            of the Company from
                            October 1998 to April
                            1999. Prior thereto,
                            President and Chief
                            Operating Officer of MGM
                            Grand Hotel, Inc.,
                            having served in various
                            other senior capacities
                            with MGM Grand Hotel,
                            Inc. since January 1990.

 Daniel B. Wayson (47)      Mr. Wayson is, and has        2000
                            been for many years, a
                            principal of Wayson
                            Properties,
                            Incorporated, a real
                            estate development and
                            holding company, and
                            other real estate and
                            business ventures. He
                            served as President and
                            Chief Executive Officer
                            of a former Mirage
                            Resorts New Jersey
                            gaming subsidiary from
                            December 1994 through
                            February 1987. He was a
                            member of the Board of
                            Directors of Mirage
                            Resorts since 1987.

 Melvin B. Wolzinger (79)   Mr. Wolzinger is, and         2000
                            has been for many years,
                            a general partner in W.
                            W. Investment Co., a
                            real estate holding
                            company in Las Vegas,
                            Nevada. He has been a
                            principal owner of
                            various restaurants and
                            casino gaming
                            establishments in Las
                            Vegas for many years and
                            a stockholder of Mirage
                            Resorts for
                            approximately 40 years.
                            He was a member of the
                            Board of Directors of
                            Mirage Resorts since
                            1973, as well as a
                            member of the Mirage
                            Resorts Audit, Stock
                            Option and Bonus
                            committees.

 Alex Yemenidjian (44)      Chairman of the Board         1989      712,784(2)(3)
                            and Chief Executive
                            Officer of MGM Inc.
                            since April 1999 and a
                            Director of MGM Inc.
                            since November 1997.
                            President of the Company
                            from July 1995 to
                            December 1999. Chief
                            Operating Officer of the
                            Company from June 1995
                            to April 1999. Executive
                            Vice President of the
                            Company from June 1992
                            to July 1995, and Chief
                            Financial Officer of the
                            Company from May 1994 to
                            January 1998. Chairman
                            of the Executive
                            Committee of the Company
                            from January 1991 to
                            June 1992. President and
                            Chief Operating Officer
                            of the Company from
                            March 1990 to January
                            1991. Executive of
                            Tracinda from January
                            1990 to January 1997,
                            and from February 1999
                            to April 1999.

                                                                   Shares of
                                                         First    Common Stock
                            Principal Occupation and     Became   Beneficially
         Name (age)            Other Directorships     a Director   Owned(1)
 -------------------------- ------------------------   ---------- ------------
 Jerome B. York (62)        Chairman, President and       1995       17,200(2)(3)
                            Chief Executive Officer
                            of Micro Warehouse,
                            Inc., a reseller of
                            computer hardware,
                            software and peripheral
                            products, since
                                    . Vice Chairman
                            of Tracinda from
                            September 1995 to
                            October 1999. Senior
                            Vice President and Chief
                            Financial Officer of IBM
                            Corporation from May
                            1993 to September 1995,
                            and Director of IBM
                            Corporation from January
                            1995 to September 1995.
                            Executive Vice President
                            Finance and Chief
                            Financial Officer of
                            Chrysler from May 1990
                            to May 1993. Director of
                            Chrysler from April 1992
                            to May 1993. Director of
                            MGM Inc. since October
                            1996. In addition, Mr.
                            York serves on the board
                            of directors of Apple
                            Computer, Inc. Waste
                            Management, Inc. and
                            National TechTeam, Inc.

--------
(1) The quantity of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split. Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3) Included in these amounts are shares subject to stock options exercisable on or prior to August 22, 2000 held as follows:

            Name                                  Shares
            ----                                  -------
            Mr. Aljian...........................   7,200
            Mr. Benninger........................   1,200
            Mr. Christensen .....................   7,200
            Mr. Cramer ..........................   3,200
            Mr. Davis ...........................   7,200
            Mr. Haig ............................   7,200
            Mr. Lanni ........................... 638,108
            Mr. Murren .......................... 190,000
            Mr. Redmond..........................  44,162
            Mr. Sharp ...........................   7,200
            Mr. Wade............................. 129,000
            Mr. Yemenidjian...................... 664,460
            Mr. York ............................   7,200

(4) Of this amount, 91,221,432 shares are owned by Tracinda.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company's directors and executive officers that no other reports were required, the Company notes that all reports were filed on a timely basis.

                             INFORMATION REGARDING
                             BOARD AND COMMITTEES

  Certain Committees: Functions, Memberships and Meetings. The following is a brief description of the functions of certain committees of the Board of Directors and the identity of their members. There is no nominating committee or committee performing a similar function.

The Executive Committee - During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The current members of the Executive Committee are J. Terrence Lanni (Chairman), James D. Aljian, Robert H. Baldwin, Fred Benninger, Kirk Kerkorian, James J. Murren, John T. Redmond, Walter M. Sharp, Daniel M. Wade, Alex Yemenidjian and Jerome B. York. The Executive Committee held 10 meetings during fiscal 1999 and acted by written consent 8 times.

  The Audit Committee - The functions of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board of Directors. The Audit Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Audit Committee are Fred Benninger (Chairman), Willie D. Davis and Glenn A. Cramer. The Audit Committee held 4 meetings during fiscal 1999.

  The Compensation Committee Interlocks and Insider Participation - The functions of the Compensation and Stock Option Committee (the "Compensation Committee") are to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance and (3) is administered in a fair and equitable fashion in the stockholders' interests. The Compensation Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, determines the performance criteria and bonuses to be granted pursuant to the Company's Annual Performance Based Incentive Plan, and administers and approves granting of Company stock options. The Compensation Committee's authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. The Compensation Committee is comprised exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Compensation Committee member. The current members of the Compensation Committee are James
D. Aljian (Chairman), an executive of Tracinda and director of MGM Inc., a California-based motion picture studio in which Tracinda has an approximate 89.6% ownership interest; Fred Benninger, formerly Vice Chairman of the Company and prior thereto Chairman, President and Chief Executive Officer of the Company; and Jerome B. York, an executive of Tracinda from September 1995 to October 1999, and a director of MGM Inc. The Compensation Committee held 17 meetings during fiscal 1999. Alex Yemenidjian, President of the Company until December 1999, and a Director of the Company, has served as a member of the MGM Inc. Compensation Committee from November 1997 to April 1999. See "Certain Transactions."

  Board Meetings. The Board of Directors held four meetings during 1999, and did not act by unanimous written consent. The work of the Company's Directors is performed not only at meetings of the Board of Directors and its committees, but also by consideration of the Company's business through the review of documents and in numerous communications among Board members and others. During 1999, all Directors attended at least 92.5% of the aggregate of all meetings of the Board of Directors and committees on which they served (held during the period for which they served).

  Fees for Board and Committee Service. Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. During 1999, each Director who was not a full-time employee of the Company was paid $26,000 per annum, plus $750 per meeting of each Executive Committee meeting attended, if such Director was a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee received $1,500 for each meeting attended (subject to an annual $6,000 maximum), and each member of the Compensation Committee received $750 per quarter. Directors are also reimbursed expenses for attendance at Board and Committee meetings.

  Effective July 1, 2000, each Director who is not a full-time employee of the Company is paid $38,000 per annum, plus $1,500 for each Board meeting attended ($750 if such Board meeting was attended telephonically), plus $750 per meeting of each Executive Committee meeting attended ($375 if such meeting of the Executive Committee was attended telephonically), if such Director is a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee receives $1,500 for each meeting attended ($750 if such meeting of the Audit Committee was attended telephonically), and each member of the Compensation Committee receives $750 per quarter. Directors are also reimbursed expenses for attendance at Board and Committee meetings.

  In February 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which received subsequent stockholder approval, whereby members of the Company's Board of Directors who are not full-time employees of the Company would receive an initial grant of 10,000 stock options, and subsequent yearly grants of 2,000 stock options during their respective terms as directors. Effective July 1, 2000, the annual grants were increased to 5,000 stock options during their respective terms as Directors.

  During 1997, 1998, 1999, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1999, 1998, and 1997, of those persons who were, at December 31, 1999, (i) the Chief Executive Officer, and (ii) the other four most highly compensated Executive Officers of the Company who have received in excess of $100,000 (collectively, the "Named Executives").

                          Summary Compensation Table

                                                              Long-Term
                                                             Compensation
                                                             ------------
                               Annual Compensation              Awards
                            -------------------------------- ------------
                                                                Shares
Name and Principal                                    Other   Underlying       All Other
Position               Year   Salary       Bonus      Annual  Option(A)     Compensation(B)
------------------     ---- ----------    --------    ------ ------------   ---------------
Daniel M. Wade         1999 $  533,333(I) $621,415(C) $ --    $  943,000(I)     $   --
 Co-Chief Executive    1998    500,000     300,000(G)   --           -- (J)         --
 Officer               1997    450,000     253,125(G)   --        50,000            --

John Redmond           1999    401,025(I)  880,000(H)   --     1,015,838(I)      13,000
 Co-Chief Executive    1998    347,500     300,000(H)   --       120,000(J)         --
 Officer               1997    270,000     135,000(H)   --        30,000            --

James J. Murren        1999    400,000(I)  377,132(C)   --       250,000(I)         --
 President and Chief   1998    359,375(F)  230,000(D)   --       950,000(J)      62,771
 Financial Officer     1997        --          --       --           --             --

Scott Langsner         1999    200,000     123,139(C)   --           --             --
 Senior Vice President 1998    200,000     100,000(D)   --           -- (J)         --
 & Secretary/Treasurer 1997    200,000     118,037(E)   --        14,000            591

James Fox              1999    100,000      10,000(C)   --           --             --
 Vice President--      1998     97,500       5,000(D)   --           --             --
 Internal Audit        1997     10,474(F)    5,000(E)   --        10,000            --

J. Terrence Lanni      1999    996,154(K)  940,248(C)   --           --             --
 Chairman (K)          1998  1,000,000     500,000(D)   --           --             --
                       1997  1,000,000     983,642(E)   --           --             591

Alex Yemenidjian       1999    382,564(K)  705,186(C)   --           --             --
 Director (K)          1998    750,000     472,500(D)   --           --             --
                       1997    750,000     826,482(E)   --           --             --

--------
(A) During the years indicated, the only long-term compensation was pursuant to the Company Nonqualified Stock Option Plan. No grants have been made under the Company Incentive Stock Option Plan. The quantity of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split.

(B) The amount of $13,000 in benefit of Mr. Redmond represented an auto allowance with regard to his responsibilities at Primadonna Resorts. The amount of $62,771 in benefit of Mr. Murren in 1998 represented moving benefits provided and reimbursement of moving costs incurred related to his relocation to Las Vegas, Nevada. The amounts of $591 in this column for 1997 represent value received pursuant to the May 1997 employee stock grant program.

(C) In February 2000, certain of the Named Executives received bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers (see "Compensation Committee Report on Executive Compensation") as follows: Mr. Wade--$471,415; Mr. Murren--$377,132;

    Mr. Langsner--$113,139; Mr. Fox--$10,000; Mr. Lanni--$940,248; and Mr.
    Yemenidjian--$705,186. Additionally in July 1999, Messrs. Wade and Langsner received $150,000 and $10,000, respectively, for services rendered in the opening of MGM Grand Detroit Casino.

(D) The Named Executives did not qualify for 1998 bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers. However, based upon the attainment of certain other Company goals, the Named Executives received bonuses in February 1999 as follows: Mr. Murren-- $200,000; Mr. Langsner--$75,000; Mr. Fox--$5,000; Mr. Lanni--$500,000; and
    Mr. Yemenidjian--$375,000. Additionally, in March 1998, Mr. Murren received $30,000 pursuant to commencement of an employment contract (see "Certain Transactions"); in February 1999, Mr. Langsner received $25,000 pursuant to commencement of an employment contract (see "Certain Transactions"); and in February 1999, Mr. Yemenidjian received $97,500 pursuant to a long-term incentive agreement as detailed herein (see "Certain Transactions").

(E) In February 1998, certain of the Named Executives received bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers as follows: Mr. Langsner--$118,037; Mr. Fox--$5,000; Mr. Lanni-- $983,642; and Mr. Yemenidjian--$737,732. Additionally, Mr. Yemenidjian received $40,000 in April 1997 pursuant to commencement of an employment contract, and Mr. Yemenidjian received $48,750 in February 1998 pursuant to a long-term incentive agreement.

(F) Pursuant to the terms of his employment agreement, Mr. Murren's annual salary was $375,000; the amount shown covers a period of less than one year. Mr. Fox's annual salary was $97,500; the amount shown covers a period of less than one year.

(G) Mr. Wade served as President and Chief Operating Officer of MGM Grand Hotel, Inc., the Company's wholly owned subsidiary, through October 1998, and received bonuses based on the financial performance of MGM Grand Hotel, Inc., as well as his individual performance. As a Named Executive commencing in October 1998, he did not qualify for a bonus pursuant to the Company's Annual Performance Based Incentive Plan, however, he did receive a bonus of $50,000 based upon a partial year of employment with the Company and the attainment of certain other Company goals.

(H) Mr. Redmond served as President and Chief Operating Officer of Primadonna Resorts, the Company's wholly owned subsidiary from March 1999 through December 1999, and received a bonus in February 2000 based on the 1999 financial performance of Primadonna Resorts, as well as his individual performance. As a Named Executive commencing in December 1999, he did not qualify for a bonus pursuant to the Company's Annual Performance Based Incentive Plan (see "Compensation Committee Report on Executive Compensation"), however, he did receive a bonus of $300,000 in July 1999 and $100,000 in February 2000 based upon the successful July 1999 opening of the MGM Grand Detroit Casino, and the attainment of certain other Company goals. Mr. Redmond served as Senior Vice President of MGM Grand Development from August 1996 to September 1998, and received a 1998 bonus of $300,000 in February 1999, and a 1997 bonus of $135,000 in February 1998, based on successful construction projects during 1998 and 1997.

(I) Messrs. Wade, Redmond and Murren were elected to the offices as set forth on December 30, 1999. Their respective annual salaries are now $800,000 effective June 1, 2000 (see "Compensation Committee Report on Executive Compensation" and "Certain Transactions"). Additionally, on December 13, 1999, stock options were granted in various amounts which provided each individual an aggregate of 1,200,000 outstanding stock options (adjusted to reflect the Company's February 10, 2000 two-for-one stock split) (see "Option Grants in Last Fiscal Year"). Included in Mr. Wade's aggregate option grant of 943,000 shares was a grant of 100,000 shares in May 1999. Included in Mr. Redmond's aggregate option grant of 1,015,838 shares was a grant of 100,000 shares in March 1999.

(J) Mr. Murren's options were granted in January 1998 and repriced in June 1998. Mr. Wade's and Mr. Langsner's options for 100,000 shares and 29,000 shares respectively, which were originally granted in 1996 and 1997, were repriced in June 1998. Mr. Redmond's options were granted in April 1998 and repriced in June 1998, additionally, Mr. Redmond's options granted in July 1997 and August 1996 for 30,000 shares and 50,000 shares, respectively, were repriced in June 1998.

(K) Mr. Lanni resigned as Chief Executive Officer of the Company effective December 30, 1999, and accordingly, the salary shown covers a period of less than one year. Subsequently, Mr. Lanni rejoined the Company in a full-time executive capacity as Chairman of the Board. See "Recent Developments" and "Certain Transactions." Mr. Yemenidjian resigned as Chief Operating Officer of the Company in April 1999, and as President of the Company effective December 30,1999, and accordingly, the salary shown covers a period of less than one year.

  The table below sets forth certain information regarding options granted during 1999 to the Named Executives.

                       Option Grants in Last Fiscal Year

                                   Number of Securities
                                Underlying Options Granted          Potential Realizable
                         ----------------------------------------- Value at Assumed Annual
                                  Percent of   Exercise             Rates of Stock Price
                                 Total Options  Price              Appreciation for Option
                         Options  Granted to     Per                       Term(B)
                         Granted Employees in   Share   Expiration -----------------------
Name                     (A)(C)   Fiscal Year    (C)       Date        5%          10%
----                     ------- ------------- -------- ---------- ----------- -----------
Daniel M. Wade.......... 843,000     19.8%     $23.875   12/13/09  $12,657,526 $32,076,657
                         100,000      2.4%     $24.000     5/3/09  $ 1,509,347 $ 3,824,982
John T. Redmond......... 915,838     21.5%     $23.875   12/13/09  $13,751,179 $34,848,187
                         100,000      2.4%     $18.875     3/1/09  $ 1,187,039 $ 3,008,189
James J. Murren......... 250,000      5.9%     $23.875   12/13/09  $ 3,753,715 $ 9,512,650

--------
(A) The options have a ten-year term, with 20% of the options becoming exercisable on each of the first through the fifth anniversary dates of the grant.

(B) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common stock and overall stock market conditions.

(C) The quantity of shares and the price listed reflects the effect of the Company's February 10, 2000 two-for-one stock split.

  The following table sets forth option exercises and year end value tables for the Named Executives.

 Aggregated Option Exercises in Fiscal 1999 and Fiscal Year end Option Values

                                                     Number of Shares
                                                  Underlying Unexercised      Value of Unexercised
                                                        Options at          In-the-Money Options at
                           Shares                  December 31, 1999(B)       December 31, 1999(A)
                         Acquired on    Value    ------------------------- --------------------------
          Name           Exercise(#)  Realized   Exercisable Unexercisable Exercisable  Unexercisable
          ----           ----------- ----------- ----------- ------------- ------------ -------------
Daniel M. Wade..........   143,000   $ 1,637,875     69,000    1,131,000   $    874,531  $3,530,094
John T. Redmond.........    15,838       185,107     24,162    1,175,838        286,169   3,696,542
James J. Murren.........       --            --     190,000    1,010,000      2,250,313   9,321,563
Scott Langsner..........    70,000     1,117,394     23,800       35,200        296,506     426,650
James Fox...............       --            --       1,208        8,000         14,307      94,750
J. Terrence Lanni.......   961,892    11,225,855  1,038,108          --      12,619,500         --
Alex Yemenidjian........   435,540     7,132,730    664,460          --       8,077,342         --

--------
(A) Based upon the market value of the underlying securities at December 31, 1999 of $25.1563 after giving effect to the Company's two-for-one stock split, minus the exercise price of "in-the-money" options.

(B) The quantity of shares listed reflects the Company's February 10, 2000 two-for-one stock split.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

  The Compensation Committee of the Board of Directors is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company's executives. During 1999, the Committee was comprised of the three Directors whose names appear at the bottom of this report. These policies may be summarized as follows:

    1. The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

    2. There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance; and

    3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

  The Company's executives are compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate), and grants of stock options under the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by companies included in the Dow Jones Casinos Industry Group (the "Casinos Group"). Performance bonuses, where appropriate, are usually determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Long-term incentive arrangements, on a case by case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 1999.

  The Company's Annual Performance Based Incentive Plan for Executive Officers (the "Incentive Plan") provides for performance-based bonuses for executives who are "covered employees" under Section 162(m) of the Internal Revenue Code.
Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee based the performance measure in 1999 on achievement by the Company of net income before tax, subject to application of an adjustment factor. The actual bonus awards, if any, under the Incentive Plan are determined by the Compensation Committee, provided that no bonus award may exceed the lesser of 100% of the eligible executive's annual base salary as in effect at the beginning of the plan year or $1,000,000.

  The majority of the performance goals set by the Compensation Committee in 1999 were met, and accordingly, the Company's senior executives qualified for bonuses for 1999 under the Incentive Plan. In determining whether to grant any bonuses to such executives for 1999, the Compensation Committee also considered the successful achievement of certain other Company goals, including (1) the completion of the acquisition of Primadonna Resorts, Inc., including the other 50% interest in New York-New York Hotel and Casino and (2) the opening of the MGM Grand Detroit temporary casino. In addition, the Compensation Committee considered the following factors, in order of importance: an assessment of overall Company performance; the executives' levels of responsibility and performance, based upon evaluations and recommendations of the Chairman of the Board and Chief Executive Officer as to proposed bonuses for executives other than himself; and the other components of the senior executives' compensation attributable to 1999. The Compensation Committee determined, on January 31, 2000, to grant bonuses for 1999 to the Named Executives (other than Mr. Lanni, the Company's Chairman of the Board and who served as Chief Executive

Officer until December 30, 1999) as follows: Mr. Yemenidjian--$705,186; Mr. Wade--$471,415 (who became Co-Chief Executive Officer of the Company on December 30, 1999); Mr. Murren--$377,132; Mr. Langsner--$113,139; and Mr.
Fox--$10,000, based upon the factors and compensation policies discussed above, and upon the recommendations of Mr. Lanni.

  The Compensation Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Compensation Committee strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the shareholders as a whole and encourages them to manage the Company for the long term. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, by taking into account, in the following order of importance, the individual's past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive's superior or the Board of Directors) and the amount of stock options previously granted. In 1999, the Compensation Committee granted to Mr. Redmond and Mr. Wade, who became the Company's Co-Chief Executive Officers on December 30, 1999, and to Mr. Murren options to purchase 1,015,838 shares, 943,000 shares and 250,000 shares of Common Stock, respectively (as adjusted to give effect to the two-for-one stock split which occurred on February 10, 2000), and determined that the other Named Executives had adequate stock incentives at that time. The Compensation Committee anticipates that it will grant additional options to the Company's senior executive officers in the future.

Compensation Awarded to the former Chief Executive Officer

  J. Terrence Lanni became President and Chief Executive Officer of the Company effective June 1, 1995, and was named Chairman of the Board and Chief Executive Officer on July 13, 1995. In October 1999, Mr. Lanni announced his intention to step down as Chief Executive Officer at year end. As Chief Executive Officer, Mr. Lanni was eligible to participate in the same executive compensation plans available to the Company's other senior executives. Pursuant to the terms of his employment agreement, Mr. Lanni's salary was $1,000,000 per year. In considering whether to pay Mr. Lanni a bonus for 1999, the Compensation Committee considered the achievement of the Company goals as set forth above, as well as the following factors, in order of importance: an assessment of overall Company performance; the level of responsibility and performance of the Chief Executive Officer; and the other components of his compensation attributable to 1999. The Compensation Committee determined, on January 31, 2000, to grant Mr. Lanni a bonus of $940,248 for 1999, based upon the foregoing factors and upon the compensation policies described in this report.

Compensation Awarded to the Co-Chief Executive Officers

  Mr. Redmond and Mr. Wade became Co-Chief Executive Officers of the Company effective December 30, 1999. During 1999, Mr. Redmond served as Vice Chairman of MGM Grand Detroit, LLC and President and Chief Operating Officer of Primadonna Resorts, and Mr. Wade served as Executive Vice President of the Company until April 1999 and as the Company's Chief Operating Officer thereafter. As Co-Chief Executive Officers, Messrs. Redmond and Wade are eligible to participate in the future in the same executive compensation plans available to the Company's other senior executives. Pursuant to the terms of their employment agreements now in effect, each of Mr. Redmond and Mr. Wade now receives a salary of $800,000 per year. In considering whether to pay Messrs. Redmond and Wade bonuses for 1999, the Compensation Committee considered the achievement of the Company goals set forth above, as well as the following factors, in order of importance: an assessment of overall
Company performance; the level of responsibility and performance of each; and the other components of their compensation attributable to 1999. The Compensation Committee determined, on January 31, 2000, to grant Mr. Wade a bonus of $471,415 for 1999 pursuant to the Incentive Plan. In addition, for 1999 results, the Compensation Committee determined to pay Mr. Wade and Mr. Redmond bonuses outside of the Incentive Plan totaling $150,000 and $300,000, respectively, in September 1999, and an additional $100,000 in February 2000 to Mr. Redmond (see "Executive Compensation: Summary Compensation Table--Note (H)"), based upon the foregoing factors and upon the compensation policies described in this report.

                                                     JAMES D. ALJIAN


                                                     FRED BENNINGER


                                                     JEROME B. YORK

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Casinos Group for the five year period which commenced December 31, 1994 and ended December 31, 1999.

                Comparison of Five Year Cumulative Total Return
               Among the Company, Dow Jones Equity Market Index,
                        And the Dow Jones Casinos Group

                       [PERFORMANCE GRAPH APPEARS HERE]

                                     DOW JONES       DOW JONES
                                     EQUITY MARKET   CASINOS
                   MGM GRAND, INC.   INDEX           GROUP
                   ---------------   -------------   ----------
December 31,
1994               $100              $100            $100
1995               $ 95              $104            $133
1996               $145              $105            $145
1997               $150              $146            $127
1998               $112              $184            $ 87
1999               $209              $233            $132

--------
* Assumes $100 invested on January 1, 1994 in each of the Company's Common Stock, the Dow Jones Equity Market Index, and the Dow Jones Casinos Group.

                                 BENEFIT PLANS

  The Company's Annual Performance Based Incentive Plan for Executive Officers (the "Incentive Plan"), which was approved by the Company's stockholders in May 1997, is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of performance goals which are set by the Compensation Committee during the first quarter of each year. The Incentive Plan provides for performance-based bonuses for executives who are "covered employees" under Section 162(m) of the Internal Revenue Code, enacted in 1993. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company's chief executive officer and four other most highly compensated executives. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee's current policy is to structure the performance-based portion of the compensation of its executive officers (currently consisting of stock option grants and the bonuses granted pursuant to the Incentive Plan) in a manner that complies with Section 162(m) of the Internal Revenue Code whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation would be payable.

  MGM Grand Hotel, Inc., a wholly-owned subsidiary of the Company, separately adopted a Section 401(k) employee savings plan (the "MGM Hotel Savings Plan"). The MGM Hotel Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market, short-term bond, or foreign equity fund as directed by the participant. MGM Grand Hotel, Inc. will make matching contributions of 50% up to an annual limit of 2% of a participant's salary (based upon a maximum annual salary of $160,000) and annual bonus contributions up to a maximum of $500 based on years of participant employment. The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the vested account balance under the MGM Hotel Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000. The Company's employees are also eligible to participate under the MGM Hotel Savings Plan.

  New York-New York Hotel & Casino, LLC., a wholly-owned subsidiary of the Company, effective with the March 1, 1999 acquisition of Primadonna Resorts, Inc., separately adopted a Section 401(k) employee savings plan (the "New York-New York Savings Plan"). The New York-New York Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market or short-term bond fund, as directed by the participant. New York-New York Hotel & Casino, LLC. will make matching contributions of 50% up to an annual limit of 6% of a participant's salary (based upon a maximum annual salary of $160,000). The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the vested account balance under the New York-New York Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000.

  Mirage Resorts has a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plan allows employees to defer, within prescribed limits, up to 15% of their income on a pre-tax basis through contributions to the plan. Mirage Resorts matches, within prescribed limits, 50% of eligible employees' contributions up to 4% of their individual earnings. Mirage Resorts also has deferred compensation and retirement arrangements with certain of its executives and directors. Benefits payable under the arrangements represent unfunded and unsecured liabilities of Mirage Resorts.

  Effective with the March 1, 1999 acquisition of Primadonna Resorts, Inc. by the Company, a Section 401(k) employee savings plan (the "Primadonna Savings Plan") for Primadonna employees was acquired. The Primadonna Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market, short-term bond or international equity fund, or in a guaranteed investment contract as directed by the participant. Primadonna makes matching contributions of 50% up to an annual limit of 2.5% of a participant's salary and bonus (based upon a maximum annual salary and bonus of $160,000). The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the vested account balance under the Primadonna Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000.

  As a result of the July 1999 opening of the MGM Grand Detroit Casino, MGM Grand Detroit, LLC (a partnership between MGM Grand Detroit, Inc. and the Company's local partners in Detroit, Michigan) joined the MGM Hotel Savings Plan with certain adjusted parameters (the "MGM Detroit Savings Plan"). The MGM Detroit Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market, short-term bond, or foreign equity fund as directed by the participant. MGM Grand Detroit, LLC will make matching contributions of 50% up to an annual limit of 6% of a participant's salary (based upon a maximum annual salary of $160,000). The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the vested account balance under the MGM Detroit Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000.

  The Company and MGM Grand Hotel, Inc. maintain an Employee Stock Purchase Plan. The plan provides eligible employees the opportunity to purchase shares of the Company's Common Stock via payroll deductions. The price for each share of Common Stock is the weighted average price paid for all shares purchased by the Plan Administrator on behalf of the participating employees on the last trading day of each month. The Company and MGM Grand Hotel, Inc. pay the administrative costs of the plan. The plan may be amended or terminated at any time by the Company's Board of Directors or by a committee designated by the Board of Directors.

  Effective with the September 1995 acquisition of the Diamond Beach Hotel and Casino ("MGM Grand Australia") by MGM Grand Australia Pty., Ltd., an Australian employee retirement fund was acquired. The plan is subject to the Superannuation Industry (Supervision) Act of 1993 imposing a legal obligation on MGM Grand Australia to contribute to all employee superannuation funds.
MGM Grand Australia maintains two categories for the plan, depending on employment status: category (A) for executive employees and category (B) for staff. Death and Disablement benefits are provided for all members, however, category (A) members receive increased coverages under both benefits. The Company contributes 7% of salary to satisfy the Superannuation Guarantee Legislation, and allows participants to defer, on a pretax basis, a portion of their salary (minimum 3%) and accumulate tax deferred earnings as a retirement fund. The full amount vested in members' retirement accounts is payable to the member following termination of employment, under certain circumstances or normal retirement.

  The Company and MGM Grand Hotel, Inc. maintain a Nonqualified Deferred Retirement Plan for Certain Key Employees not a part of a collective bargaining unit. The Nonqualified Deferred Retirement Plan allows participants to defer, on a pretax basis, a portion of their salary and bonus and accumulate tax deferred earnings, plus interest, as a retirement fund. These deferrals are in addition to those allowed under the MGM Hotel Savings Plan. All deferred amounts vest immediately. There are no employer matching contributions made under this plan. At the time of enrollment in the plan, each participant must elect either a lump-sum payment or 10-year installment-payout to be distributed following termination of employment, normal retirement or in the event of disability or death.

  The Company also maintains stock option plans. The Company's Board of Directors may adopt other benefit plans, including an employee retirement plan. In addition, the Company's Board of Directors may adopt a profit-sharing plan which will provide for a percentage of the Company's annual pretax operating profits to be available for distribution on a discretionary basis. The terms and benefit levels of any such plans have not yet been determined.

                             CERTAIN TRANSACTIONS

  J. Terrence Lanni, Chairman of the Board of the Company, has a 4-year employment agreement with the Company which commenced February 21, 2000, under which he received a signing bonus of $40,000 and receives a minimum annual salary of $1,000,000, and which contains a covenant not to compete. The agreement is terminable by either party. Under the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Lanni shall be entitled to exercised those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Lanni's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remainder of the term of the agreement. If Mr. Lanni seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Lanni terminates without cause upon 30 days notice, then termination will result and Mr. Lanni shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Lanni was granted options to
purchase 400,000 shares of Common Stock on     , 2000 with an exercise price
of $   per share. All of these options vest on     , 2001. In addition, Mr.
Lanni was granted options to purchase 600,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest in one-third increments on May 31, 2002, May 31, 2003 and May 31, 2004. In addition, Mr. Lanni holds vested options to purchase 638,108 shares of Common Stock, with an exercise price of $13.00 per share. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Lanni shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  John T. Redmond, Co-Chief Executive Officer of the Company, has a 4-year employment agreement with the Company which commenced June 1, 2000, under which he received a signing bonus of $30,000 and receives a minimum salary of $800,000, and which contains a covenant not to compete. The agreement is terminable by either party. Under the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Redmond shall be entitled to exercised those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Redmond's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remaining term of the agreement. If Mr. Redmond seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Redmond terminates without cause upon 30 days notice, then termination will result and Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Redmond was granted options to purchase 150,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing on May 31, 2001. In addition, Mr. Redmond has been granted options to purchase Company Common Stock (adjusted to reflect the Company's February 2000 two-for-one stock split) as follows: 50,000 shares of Common Stock on August 5, 1996 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing) of which 9,838 shares have been exercised; 30,000 shares of Common Stock on July 7, 1997 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing) of which 6,000 shares have been exercised; 120,000 shares of Common Stock on April 6, 1998 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing); 100,000 shares of Common Stock on March 1, 1999 and 915,838 shares of Common Stock on December 13, 1999 (which vest 20% annually commencing with the first anniversary date of each grant). If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Redmond shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  Daniel M. Wade, Co-Chief Executive Officer of the Company, has a 4-year employment agreement with the Company which commenced June 1, 2000, under which he received a signing bonus of $30,000, and receives a minimum annual salary of $800,000, and which contains a covenant not to compete. The agreement is terminable by either party. Under the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Wade shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Wade's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remaining term of the agreement. If
Mr. Wade seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Wade terminates without cause upon 30 days notice, then termination will result and Mr. Wade shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Wade was granted options to purchase 150,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vested 25% annually commencing May 31, 2001. In addition, Mr. Wade was granted options to purchase Company Common Stock (adjusted to reflect the Company's February 2000 two-for-one stock split) as follows: 100,000 shares of Common Stock on September 4, 1990 which have been exercised; 30,000 shares of Common Stock on January 4, 1993 which have been exercised; 70,000 shares of Common Stock on June 6, 1994 (which vest 20% in each of the third, fourth and fifth years, and 40% in the sixth year from the date of the grant) of which 28,000 shares have been exercised; 50,000 shares of Common Stock on April 3, 1995 (which vest 20% annually commencing April 1, 1997) of which 30,000 shares have been exercised; 150,000 shares of Common Stock on November 6, 1995 (which vest 20% annually commencing April 1,
1997) of which 55,000 shares have been exercised; 50,000 shares of Common Stock on July 8, 1996 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing); 50,000 shares of Common Stock on July 7, 1997 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing); 100,000 shares of Common Stock on May 3, 1999 (which vest 20% annually commencing May 3, 2000); and 843,000 shares of Common Stock on December 13, 1999 (which vest 20% annually commencing December 13,
2000). If there is
a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Wade to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  James J. Murren, President and Chief Financial Officer of the Company, has a 4-year employment agreement with the Company which commenced June 1, 2000, pursuant to which he received a signing bonus of $30,000 and receives a minimum annual salary of $800,000, and which contains a covenant not to compete. The agreement is terminable by either party. Pursuant to the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Murren shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement without good cause (as defined), Mr. Murren's salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options held will continue to vest for the remaining term of the agreement. If Mr. Murren seeks to terminate the agreement for good cause, he must give the Company 30 days notice, then termination will result and Mr. Murren shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Murren was granted options to purchase 150,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing May 31, 2001. In addition, Mr. Murren was granted options to purchase Company Common Stock (adjusted to reflect the Company's February 2000 two-for-one stock split) as follows: 950,000 shares of Common Stock on January 16, 1998 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing); and 250,000 shares of Common Stock on December 13, 1999 (which vest 20% annually commencing December 13, 2000). If there is a Change in Control of the Company (as defined), all unvested stock options become fully vested. If the Change in control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Murren to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  Robert H. Baldwin, President and Chief Executive Officer of Mirage Resorts, Incorporated, the Company's wholly owned subsidiary, has a 4-year employment agreement with Mirage which commenced June 1, 2000, under which he received a signing bonus of $7,000,000 and receives a minimum annual salary of $1,000,000, and which contains a covenant not to compete which does not apply if the Company terminates the agreement for other than good cause (as defined). The agreement is terminable by either party. Under the agreement, if the Company terminates the agreement, Mr. Baldwin shall be entitled to exercised those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If Mr. Baldwin seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Baldwin terminates without cause upon 30 days notice, then termination will result and Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Baldwin was granted options to purchase 800,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing on May 31, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Baldwin shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  Gary N. Jacobs, Executive Vice President--General Counsel of the Company, has a 4-year employment agreement with the Company which commenced June 1, 2000, under which he received a signing bonus of $30,000 and receives a minimum annual salary of $500,000, and which contains a covenant not to compete. The agreement is terminable by either party. Under the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Jacobs shall be entitled to exercised those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Jacobs' salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remainder of the term of the agreement. If Mr. Jacobs seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Jacobs terminates without cause upon 30 days notice, then termination will result and Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Jacobs was granted options to purchase 500,000 shares of Common Stock on June 1, 2000 with an exercise price of $31.3125 per share. These options vest 25% annually commencing on June 1, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Jacobs shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  Scott Langsner, Senior Vice President and Secretary/Treasurer of the Company, has a 4-year employment agreement with the Company which commenced December 9, 1998, pursuant to which he received a signing bonus of $25,000 and received an annual salary of $200,000, which was increased to $230,000 effective January 1, 2000, and which contains a covenant not to compete. The agreement is terminable by either party. Pursuant to the agreement, the Company may terminate the agreement for good cause (as defined). In such event, Mr. Langsner shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement without good cause (as defined), Mr. Langsner's salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options held will continue to vest for a period of 12 months. If Mr. Langsner seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Langsner terminates without cause upon 30 days notice, then termination will result and Mr. Langsner shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Langsner was granted options to purchase 30,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing on May 31, 2001. In addition, Mr. Langsner was granted options to purchase Company Common Stock (adjusted to reflect the Company's February 2000 two-for-one stock split) as follows: 50,000 shares of common stock on September 4, 1990 and 20,000 shares on November 9, 1992 (all of which were exercised during 1999); 30,000 shares on June 6, 1994 (which vest 20% in each of the third, fourth and fifth years, and 40% in the sixth year from the date of the grant); 15,000 shares on July 8, 1996 and 14,000 shares on July 7, 1997 (which were repriced on June 22, 1998 and which vest 20% annually from the date of the repricing). If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then options held by Mr. Langsner to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

  Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP, a law firm of which Terry Christensen, a member of the Board of Directors of the Company, is a partner (see "Election of Directors"), has performed extensive legal services for the Company. Such services rendered relate to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements.

  During 1997, 1998, and 1999, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

  In 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which was subsequently approved by stockholders, whereby members of the Company's Board of Directors who are not full-time employees of the Company would receive an initial grant (adjusted to reflect the Company's February 10, 2000 two-for-one stock split) of 10,000 stock options, and subsequent yearly grants of 2,000 stock options during their respective terms as directors.

  For the twelve months ended December 31, 1999, the Company and its subsidiaries rented aircraft from Tracinda for various business purposes. The aggregate amount of rental payments were approximately $120,000, and the rent payments were at rates which management believes are generally below those offered by third parties. The Company and Tracinda have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

  MGM Grand Hotel, Inc. and certain of its affiliates, purchase on a wholesale basis from a subsidiary of Metro-Goldwyn-Mayer Inc., a California-based motion picture studio in which Tracinda has an approximate 89.1% ownership interest (collectively with its subsidiaries, "MGM Inc."), videocassettes and other merchandise such as baseball caps, clothing, key chains and watches bearing the trademarks and logos of MGM Inc. for resale to consumers in retail shops located within MGM Grand Hotel, Inc. or its affiliate's hotels. For the year ended December 31, 1999, the Company purchased approximately $20,000 in MGM Inc. merchandise at rates which management believes are generally comparable to those offered to third parties. Affiliates of MGM Grand Hotel, Inc. and MGM Inc. occasionally conduct cross-promotional campaigns, in which MGM Grand Hotel or its affiliate's hotels and MGM Inc.'s motion picture releases are promoted together; however, management believes that the amounts involved are immaterial. MGM Grand Hotel Inc. and MGM Inc. have an ongoing relationship whereby MGM Grand Hotel can utilize key art, still photographs of artwork and one-minute film clips from certain of MGM Inc.'s motion picture releases on an as-needed basis. MGM Grand Hotel, Inc. does not pay any monetary compensation for these licenses.

  Pursuant to a License Agreement between a predecessor in interest to the Company and Metro-Goldwyn-Mayer Lion Corp. dated February 29, 1980, as amended, the Company has an open-ended exclusive license to use certain trademarks, trade names and logos in and in connection with the Company's resort hotel and/or gaming and other businesses, excluding the filmed entertainment business. The Company has agreed to pay $1 million per year for that portion of the license which permits the Company to use the letters "MGM" combined with the name "Mirage."

  During the three year periods ended December 31, 1997, 1998, and 1999, the Company and MGM Inc. have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                         TO CHANGE THE COMPANY'S NAME

                                Proposal No. 2

  On June   , 2000, the Board of Directors of the Company approved an
amendment to Article I of Company's Certificate of Incorporation to change the Company's name to "MGM MIRAGE." The Board of Directors recommends that the Company's stockholders approve the amendment. The amendment will not be adopted unless at least a majority of the outstanding shares of Common Stock is voted "For" its approval. Tracinda Corporation, the Company's largest stockholder, has indicated that it intends to vote in favor of the amendment.
Therefore, since Tracinda owns approximately     % of the outstanding shares,
approval of the amendment is assured. Upon approval of the amendment and the filing of the appropriate documents with the Delaware Secretary of State,
Article I of the Company's Certificate of Incorporation will be amended to read in its entirety as follows: "The name of the corporation is MGM MIRAGE." The Board of Directors believes the proposed name will better describe the Company following its acquisition of Mirage Resorts, Incorporated.

     The Board of Directors Recommends a Vote for Approval of the Proposed
                Amendment to the Certificate of Incorporation.

           AMENDMENT TO THE ANNUAL PERFORMANCE BASED INCENTIVE PLAN
                            FOR EXECUTIVE OFFICERS

                                Proposal No. 3

Description of the Amendment

  The Company's Annual Performance Based Incentive Plan for Executive Officers is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of pre-established performance goals. The Performance Plan is intended to provide an incentive for profitable growth and to motivate participating executive officers toward even higher achievement and operating results. to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers. The Co-Chief Executive Officers and other executive officers of the Company who are among the four most highly compensated are eligible to participate in the Performance Plan. The Performance Plan is administered by the Compensation and Stock Option Committee of the Board of Directors.

  The Performance Plan currently provides that the maximum annual bonus which may be paid under the plan is $1,000,000. In order to remain competitive for the most qualified executives, the Company believes that the maximum amount of any annual bonus should be increased to the lesser of 150% of an executive's annual salary or $2.5 million. As is presently the case, even if the performance goals are met for any particular year, whether or not any bonuses are paid and the amount of any such bonus (up to the maximum permitted) will remain in the sole discretion of the Committee The Committee has approved an amendment to the Performance Plan for submission to the Company's stockholders to increase the maximum possible annual bonus which may be paid under the Performance Plan as described above.

     The Board of Directors Recommends a Vote for Approval of the Proposed
                      Amendment to the Performance Plan.

Description of the Performance Based Plan

  The Performance Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by the Company of compensation paid to certain executive officers to $1,000,000 per officer. Compensation paid pursuant to a plan approved by the stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible.

  Within the time period prescribed by law, the Committee approves performance goals including specific performance objectives and establish computation formulae or methods for determining each participant's bonus for that year. The objectives include any one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; and productivity. In addition, to the extent consistent with the goal of providing for deductibility of compensation under the Internal Revenue Code, performance goals may include a participant's attainment of personal objectives with respect to any of the foregoing performance goals or negotiating transactions and sales or developing long-term business goals.

  Within the time period prescribed by law, the Committee is required by the terms of the Performance Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such year. When establishing performance goals and approving the achievement of such goals, the Committee, in its sole discretion, may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The actual bonus award for any participant for such year shall then be determined based upon the pre-established computation formulae or methods. Upon adoption of the proposed amendment to the Performance Plan, no bonus award for any plan year may exceed the lesser of 150% of the participant's annual base salary as in effect at the beginning of the plan year or $2.5 million. The Committee has no discretion to increase the amount of any participant's bonus as so determined, but may reduce the amount of, or totally eliminate, such bonus if the Committee determines, in its absolute discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

  Approved bonus awards under the Performance Plan are payable in cash as soon as practicable after the end of each calendar year and after the Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by the Company as of the last day of the calendar year will be prorated or eliminated pursuant to rules established by the Committee in accordance with the Performance Plan. Each participant will recognize ordinary taxable income upon receipt of payments under the Performance Plan.

  Amendments can be made to the Performance Plan that can increase the cost of the plan to the Company and can alter the allocation of benefits among participating executive officers. However, no such amendment that is inconsistent with its purpose or with its compliance with applicable law and the requirements of Section 162(m) will be made without stockholder approval.

               AMENDMENT TO THE COMPANY'S 1997 NON-QUALIFIED AND
                         INCENTIVE STOCK OPTION PLANS

                                Proposal No. 4

Description of the Amendment

  Subject to the approval of the stockholders, the Board of Directors, on the recommendation of the Compensation and Stock Option Committee, has amended the Company's 1997 Nonqualified Stock Option and Incentive Stock Option Plan (collectively, the "Option Plans") to increase the number of shares of Common Stock subject to such plans by 8,500,000. The Board of Directors is of the opinion that the Option Plans have helped the Company compete for, motivate and retain high caliber executive, administrative and professional employees, and that it is in the best interests of the Company and its stockholders to amend the Option Plans as proposed. Consistent with the Company's compensation objectives, rewards under the Option Plans are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

  It is not presently determinable who will receive future option grants since stock option awards are granted by the Compensation and Stock Option Committee in its discretion from time to time, including grants to executive officers as well as other key employees. See "Compensation Committee Report on Executive Compensation" for a discussion of the factors which may be considered in determining a grant of stock options to executive officers.

  The affirmative vote of the holders of at least a majority of the shares of the Common Stock voted at the Annual Meeting is required to approve the amendment to the Option Plans.

                 The Board of Directors Recommends a Vote for
                       the Amendment of the Option Plans

Description of the Option Plans

  The Option Plans, as amended, will cover up to an aggregate of shares of Common Stock, and each has a ten-year duration. The Option Plans are administered by the Compensation and Stock Option Committee, whose members are appointed by the Board of Directors. All employees of the Company and its subsidiaries (other than an employee owning more that 10% of the combined voting power of all classes of stock of the Company and its subsidiaries) are eligible to receive options. As of June 23, 2000, there were approximately employees currently eligible to participate in the option plans and
approximately     employees holding outstanding options under the Option
Plans. The exercise price in each instance is 100% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the option of the Compensation and Stock Option Committee, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price. All outstanding options have a ten-year term and
are generally exercisable in     annual installments of   % each. Generally,
outstanding options terminate three months after termination of the optionee's employment for any reason other than the optionee's death and one year after termination of the optionee's employment due to death. Options are non-transferable by the holder other than by will or laws of descent and distribution.

  In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any similar change affecting the Common Stock, appropriate adjustment, as determined by the Compensation and Stock Option Committee, will be made in the exercise price and in the number and class of shares subject to the option.

  In the event of sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the option and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

  The Board of Directors may amend or terminate the Option Plans from time to time in such respects as the Board may deem advisable; provided that the Board may not (i) increase the number of shares subject to the Option Plans without stockholder approval, (ii) permit the grant of an option with an exercise price that is less than the fair market value of the Common Stock, (iii) permit the grant of an option with a term beyond that provided in the Option Plans or (iv) make a material change in the class of eligible employees.

  The Company has agreed that certain options granted to certain Named Executives will, to the extent not already vested, become fully vested upon a change in control (as defined) of the Company as a result of a sale or exchange of outstanding Common Stock. See "Certain Transactions."

  An optionee who is granted an incentive stock option generally will not recognize taxable income either upon the grant or the exercise of an incentive option, although the exercise may be subject to the alternative minimum tax. No deduction will ordinarily be available to the Company as a result of the grant or exercise of incentive options. Upon the sale or exchange of the shares underlying an incentive option more than two years after the date of grant and one year after the date of exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. Any gain recognized on such a premature disposition of shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the optionee's holding period of the shares. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to such a premature disposition.

  An optionee granted nonqualified stock options will not recognize any taxable income at the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercised by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending upon the optionee's holding period of the shares. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

  The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plans, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax law of any local, state or foreign jurisdiction in which any optionee may reside.

  The following table sets forth certain information with respect to stock options granted since January 1, 2000 to (i) the Named Executives (as defined under "Executive Compensation"), (ii) all current executive officers as a group, (iii) all non-executive officer directors as a group and (iv) all non-executive officer employees as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

                             AMENDED PLAN BENEFITS

                        NONQUALIFIED STOCK OPTION PLAN

Name & Position                                Dollar Value(1) Number of Options
---------------                                --------------- -----------------
John T. Redmond...............................     $
 Co-Chief Executive
 Officer

Daniel M. Wade................................
 Co-Chief Executive
 Officer

James J. Murren...............................
 President and Chief
 Financial Officer

J. Terrence Lanni.............................
 Chairman of the Board

Alex Yemenidjian..............................
 Director

All Current Executive Officers................
 as a group (  persons)

All Current Non-Executive.....................
 Officer Directors
 as a group (  persons)

All Current Non-Executive.....................
 Officer Employees
 as a group (  persons)

--------
(1) Based on the difference between the exercise price and the closing price
    of the Common Stock of $     on the New York Stock Exchange Composite Tape
    on June 23, 2000.

                             SELECTION OF AUDITORS

                                Proposal No. 5

  The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2000. This firm acted as auditors for the Company during the year ended December 31, 1999.

  A representative of Arthur Andersen LLP will be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    The Board of Directors recommends a vote FOR adoption of this proposal.

                                 OTHER BUSINESS

  Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.

                    NOTICE CONCERNING STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 2001 Annual Meeting
of Stockholders must be received by the Company on or before [      ] in order
to be included in the form of proxy and proxy statement to be issued by the Board of Directors at that meeting.

                               OTHER INFORMATION

  The Company will bear all costs in connection with the management solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

  The Company's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this Proxy Statement.

                      By Order of the Board of Directors,

    James J. Murren                      Scott Langsner
    President and Chief Financial        Senior Vice President and
     Officer                              Secretary/Treasurer

                                                                PRELIMINARY COPY

                                MGM GRAND, INC.

                   Proxy for Annual Meeting of Stockholders

                                August 1, 2000

                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints TERRY CHRISTENSEN, WILLIE D. DAVIS and GLENN A. CRAMER, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM Grand, Inc. (the "Company") to be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, Nevada on August 1, 2000, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.

                (Continued and to be SIGNED on the other side)

--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *

                                MGM GRAND, INC.



                        Annual Meeting of Stockholders

                            Tuesday August 1, 2000
                                  10:00 a.m.
                          MGM Grand Hotel and Casino
                                 Grand Theatre
                          3799 Las Vegas Blvd. South
                               Las Vegas, Nevada

                               ADMISSION TICKET


    This ticket must be presented at the door for entrance to the meeting.

This Proxy will be voted as specified herein;               Please mark    -----
if no specification is made, this Proxy will                your vote as     X
be voted for Items 1, 2, 3, 4 and 5.                        indicated in   -----
                                                            this example

1. Election of Directors             Names of Nominees: James D. Aljian,
                                     Robert H. Baldwin, Fred Benninger, Glenn
                                     A. Cramer, Terry Christensen, Willie D.
FOR all nominees       WITHHOLD      Davis,  Alexander M. Haig, Jr., Gary N.
 named (except         AUTHORITY     Jacobs, Kirk Kerkorian, J. Terrence Lanni,
as marked to the   for all nominees  George J. Mason, James J. Murren, Ronald M.
   contrary)             named       Popeil, John T. Redmond, Walter M. Sharp,
     -----               -----       Daniel M. Wade, Daniel B. Wayson, Melvin B.
                                     Wolzinger, Alex Yemenidjian, Jerome B.
     -----               -----       York.

                                     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)


                                     -------------------------------------------

2. Amendment to Certificate of Incorporation to change the Company's name to MGM MIRAGE.

                FOR                AGAINST               ABSTAIN
               -----                -----                 -----

               -----                -----                 -----

3. Amendment to Annual Performance Based Incentive Plan for executive officers.

                FOR                AGAINST               ABSTAIN
               -----                -----                 -----

               -----                -----                 -----

4. Amendment to Stock Option Plans.

                FOR                AGAINST               ABSTAIN
               -----                -----                 -----

               -----                -----                 -----

5. Ratification of the appointment of independent auditors.

                FOR                AGAINST               ABSTAIN
               -----                -----                 -----

               -----                -----                 -----

                                                                      -----
                                 -----     I plan to attend Meeting
                                     |                                -----
                                     |
                                         Dated:                         , 2000
                                               -------------------------

                                         -------------------------------------
                                         Signature

                                         -------------------------------------
                                         Signature if held jointly

                                         Please sign your name exactly as it
                                         appears hereon. In the case of joint
                                         owners, each should sign. If signing as
                                         executor, trustee, guardian or in any
                                         other representative capacity or as an
                                         officer of a corporation, please
                                         indicate your full title as such.